As filed with the Securities and Exchange Commission on July 17, 2003
                                                 Registration No. 333-10726


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM F-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                          Elan Finance Corporation Ltd.
             (Exact name of registrant as specified in its charter)

            Bermuda                                     Not Applicable
(State of other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)

                                 Clarendon House
                                 2 Church Street
                             Hamilton HM 11, Bermuda
                                 (441) 295-1422
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Elan Corporation, Plc
             (Exact name of registrant as specified in its charter)

            Ireland                                    Not Applicable
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)

                                  Lincoln House
                                  Lincoln Place
                                Dublin 2, Ireland
                                (353) 1-709-4000
   (Address and telephone number of registrant's principal executive offices)


                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                    Copy to:

          William F. Daniel                        Christopher T. Cox, Esq.
              Secretary                          Cahill Gordon & Reindel, LLP
        Elan Corporation, plc                           80 Pine Street
            Lincoln House                          New York, New York 10005
            Lincoln Place                               (212) 701-3000
          Dublin 2, Ireland
          (353) 1-709-4000

                                   ----------

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those Elan Finance Corporation Ltd. Liquid Yield Option(TM) Notes due 2018, guaranteed on a subordinated basis by Elan Corporation, plc (the "LYONs"), and Ordinary Shares, represented by American Depositary Shares and evidenced by American Depositary Receipts, of Elan Corporation, plc issuable upon exchange or redemption of the LYONs that remain unsold hereunder as of the date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _____

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act on 1933, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____


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

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering._____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

                          DEREGISTRATION OF SECURITIES


     On August 27, 1999, Elan Finance Corporation Ltd. and Elan Corporation, plc (the "Issuers") filed a registration statement on Form F-3 (No. 333-10726) for purposes of registering Liquid Yield Option(TM) Notes due 2018, guaranteed on a subordinated basis by Elan Corporation, plc (the "LYONs"), and Ordinary Shares, represented by American Depositary Shares and evidenced by American Depositary Receipts, of Elan Corporation, plc issuable upon exchange or redemption of the LYONs.

     Pursuant to the terms of the Registration Rights Agreement entered into as of December 14, 1998 among the Issuers and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated that required the Issuers to file the Registration Statement, the Issuers are no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the LYONs and Ordinary Shares that remain unsold under the Registration Statement.



     The remainder of this page is intentionally left blank.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bermuda, on July 17, 2003.


                                 ELAN FINANCE
                                 CORPORATION LTD.

                                 By:  /s/ Kevin Insley
                                      ------------------------------------
                                      Name:  Kevin Insley
                                      Title: President and Chief Financial
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                Title                                 Date
               ---------                                -----                                 ----

/s/ Kevin Insley                          President, Chief Financial                     July 17, 2003
-------------------------------           Officer and Director
Kevin Insley                              (Principal Executive Officer,
                                          Principal Financial Officer and
                                          Principal Accounting Officer)


/s/ Debra Moore Buryj                     Director                                       July 17, 2003
-------------------------------
Debra Moore Buryj

/s/ David J. Doyle                        Director                                       July 17, 2003
-------------------------------
David J. Doyle


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirement for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on July 17, 2003.


                                ELAN CORPORATION, PLC

                                By: /s/ Shane M. Cooke
                                    ------------------------------------
                                    Name:  Shane M. Cooke
                                    Title:  Executive Vice President and Chief
                                            Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                Title                                  Date
              ---------                                -----                                  ----

/s/ G. Kelly Martin                     President, Chief Executive Officer               July 17, 2003
--------------------------------        and Director
G. Kelly Martin                         (Principal Executive Officer)

/s/ Shane M. Cooke                      Executive Vice President and Chief               July 17, 2003
--------------------------------        Financial Officer
Shane M. Cooke                          (Principal Financial Officer and
                                        Principal Accounting Officer)

/s/ Garo H. Armen                                     Director                           July 17, 2003
--------------------------------
Garo H. Armen

/s/ Brendan E. Boushel                                Director                           July 17, 2003
--------------------------------
Brendan E. Boushel

--------------------------------
Laurence G. Crowley                                   Director                           July   , 2003


                                      S-2

              Signature                                Title                                  Date
              ---------                                -----                                  ----

/s/ William F. Daniel                                 Director                           July 17, 2003
--------------------------------
William F. Daniel

                                                      Director                           July   , 2003
--------------------------------
Alan R. Gillespie

/s/ Ann Maynard Gray                                  Director                           July 17, 2003
--------------------------------
Ann Maynard Gray
                                                      Director                           July   , 2003
--------------------------------
John Groom

/s/ Kieran McGowan                                    Director                           July 17, 2003
--------------------------------
Kieran McGowan
                                                      Director                           July   , 2003
--------------------------------
Kevin M. McIntyre

/s/ Kyran McLaughlin                                  Director                           July 17, 2003
--------------------------------
Kyran McLaughlin
                                                      Director                           July   , 2003
--------------------------------
Dennis J. Selkoe

/s/ Richard L. Thornburgh                             Director                           July 17, 2003
--------------------------------
Richard L. Thornburgh
                                                      Director                           July   , 2003
--------------------------------
Daniel P. Tully




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